Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]   Definitive Proxy Statement

[x ]   Definitive Additional Materials

[   ]   Soliciting Material Under § 240.14a-12

Citizens First Corporation
(Name of Registrant as Specified In Its Charter)
____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

CITIZENS FIRST CORPORATION
1065 Ashley Street, Suite 200
Bowling Green, Kentucky  42103

April 30, 2009

Dear Shareholder:

We recently announced the resignation of Mary D. Cohron as President and Chief Executive Officer and as a director of Citizens First Corporation and the appointment of M. Todd Kanipe as Interim President and Chief Executive Officer.  As a result, Ms. Cohron will not serve as a nominee for election at the Annual Meeting of Shareholders to be held on May 21, 2009 and the Board of Directors has fixed the number of directors as of the date of the Annual Meeting at twelve.  At the Annual Meeting, shareholders will vote to elect three persons to serve in Class III of the Board of Directors for a term of three years and until their successors are duly elected and qualified.

The proposed Class III director nominees and the Class I and Class II directors who will continue to serve as directors until the expiration of their respective terms of office are as follows:

Class III Nominees For Election at the Annual Meeting - Terms Expiring in 2012:
Name and Age	Director Since	Principal Occupation During Past Five or More Years
James R. Hilliard (52)		President, Airgas Mid-America, Inc.
John J. Kelly, III (74)	2003	Dentist, Kelly Family Dentistry
Kevin Vance (45)	2008	Senior Veterinarian and President, Hartland Animal Hospital
Class I Directors Whose Terms Expire in 2010:
Steve Newberry (47)	2008	President and Chief Executive Officer, Commonwealth Broadcasting
Jack Sheidler (52)	2002	Real estate developer
John Taylor (70)	2009	Partner, Taylor Polson & Company, a certified public accounting firm
Fred Travis (74)	2008	Retired; formerly Owner, Ideal Hardware Company and Barren County, Kentucky Judge Executive
Class II Directors Whose Terms Expire in 2011:
Barry D. Bray (63)	1999	Retired; formerly Vice President and Chief Credit Officer of Citizens First Corporation and Citizens First Bank
Sarah Glenn Grise (51)	2002	Civic volunteer; formerly, General Manager of TKR Cable of Southern Kentucky
Chris B. Guthrie (42)	2004	President, Trace Die Cast, Inc.
Amy Milliken (37)	2009	Warren County, Kentucky County Attorney
John T. Perkins (66)	1998	Retired; formerly Vice President and Chief Operating Officer of Citizens First Corporation and Citizens First Bank

This letter updates the information included in the Proxy Statement and Notice of Annual Meeting of Shareholders, each dated April 3, 2009, that we previously made available to our shareholders in connection with the solicitation of proxies by our Board for the 2009 Annual Meeting of Shareholders to be held on Thursday, May 21, 2009 at 5:00 p.m. CST at the Carroll Knicely Institute for Economic Development and Public Service-South Campus, 2355 Nashville Road, Bowling Green, Kentucky, and at any and all adjournments of the Annual Meeting.

We hope that you will be able to attend the Annual Meeting.

                Sincerely,

                /s/ Jack Sheidler

Jack Sheidler
Chairman of the Board

                                                   2